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                                                                    EXHIBIT 99.1

KLA TENCOR

PRESS RELEASE

KLA-TENCOR ANNOUNCES CONTINUATION OF SYSTEMATIC
REPURCHACE PLAN FOR COMMON STOCK

     SAN JOSE, Calif., Nov. 7, 2000 - KLA-Tencor Corp. (Nasdaq: KLAC), today announced that it is continuing its systematic plan to repurchase its shares. The plan permits annual share repurchases of up to 8,900,000 shares of its common stock on the open market. This repurchase plan is a continuing, systematic plan, the purpose of which is to offset dilution created by the company's employee stock option and stock purchase plans.


     ABOUT KLA-TENCOR: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor is traded on the Nasdaq National Market under the symbol KLAC.

Copyright(C)2000 KLA-Tencor Corporation. All rights reserved. Important Notices.